Exhibit 10.2


            ACKNOWLEDGMENT OF AMENDMENT AND REAFFIRMATION OF GUARANTY

     Section 1. Guarantor hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Default Waiver. and First Amendment to Loan and Security Agreement dated as of even date herewith (the "Amendment").

     Section 2. Guarantor hereby consents to the Amendment and agrees that the Guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.

     Section 3. Guarantor represents and warrants that, after giving effect to the Amendment. all representations and warranties contained in the Guaranty are true. accurate and complete as if made the date hereof.

Dated as of March 6, 2006

GUARANTOR


                                          /s/ Thomas Sandgaard
                                          -------------------------
                                          Thomas Sandgaard